Exhibit I

FORM OF RESCISSION OFFER ELECTION FORM

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, ELECTRONICALLY SIGN AND SUBMIT THIS FORM, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTATION, PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 5:00 P.M., PACIFIC TIME, ON DECEMBER 20, 2020 (THE “EXPIRATION DATE”).

WE URGE YOU TO REVIEW THE OFFERING CIRCULAR CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Circle of Wealth Fund III LLC

701 E. Front Avenue, Floor 2

Coeur d’Alene, ID 83814

Ladies and Gentlemen:

I have received and read the offering circular dated February 11, 2020 of Circle of Wealth Fund III LLC (“Company”) relating to its rescission offer, pursuant to which the Company offers to rescind (“Rescission Offer”) the sale of membership interests (“Membership Interests”) that I purchased from the Company between August 30, 2019 and December 20, 2019 (the “Purchase Period”).  I acknowledge that I have had an opportunity to carefully review the information from the Company that I consider important in making my election. I advise the Company as follows by placing an “X” in the proper spaces provided below (and filling in the appropriate table(s), if applicable):

☐	1.	I hereby elect to reject the rescission offer and desire to retain the Membership Interests.

☐	2.	I hereby elect to accept the rescission offer and rescind the sale of all of my Membership Interests and to receive my capital contribution

☐	3.	I have transferred all or a portion of the Membership Interests at a loss.

PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE TRANSFERRED ALL OR A PORTION OF YOUR AWARD SHARES

Date of Transfer	Membership Interests	Sale Price of Membership Interests Transferred

Note: If you have transferred award shares to a third party prior to the date of the rescission offer in a bona fide transaction, please upload proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of transfer may take the form of appropriate documentation reflecting the transfer and the sale price. If the proof of a bona fide transfer is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of award shares was a bona fide transfer of such Membership Interests.

For any election to rescind to be effective, you must complete and submit this Rescission Offer Election Form, together with all other required documentation, to 701 E. Front Avenue, Floor 2, Coeur d’Alene, ID 83814.  We must receive a properly completed form before December 20, 2020 in order for your election to be effective.

You should write down your identification number displayed on this Rescission Offer Election Form as you will need to provide it if you want to revoke your acceptance prior to the Expiration Date.

Effective as of the Expiration Date of the rescission offer, the undersigned accepts the rescission offer for all Membership Interests that the undersigned earned during the Purchase Period. As of the date hereof and as of the Expiration Date, the undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that except as otherwise indicated no such interest has been previously or concurrently transferred in any manner or any other person or entity.

I hereby certify that the information contained in this Rescission Offer Election Form is true and correct.

Name (please print)

Social Security Number

Street Address

City, State and Zip Code of Residence

Telephone Number

Identification Number

Signature

Date